EXHIBIT 21

                                  SUBSIDIARIES

Name of Company                            Place of Incorporation/Operation
---------------                            --------------------------------

Officeway Technology Limited               British Virgin Islands
Chinawe Asset Management Limited           Hong Kong
Chinawe Asset Management (PRC) Limited     The People's Republic of China